Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report dated October 30, 2013, in the Registration Statement (Form N-1A) of Advantus Strategic Dividend Income Fund filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 104 under the Securities Act of 1933 (Registration No. 333-172080) and Amendment No. 105 under the Investment Company Act of 1940 (Registration No. 811-22525).

/s/ Ernst & Young LLP

Kansas City, Missouri
December 23, 2013